Exhibit 99.1

Beyond Air® Submits Premarket Approval Application to FDA for LungFit™ PH to Treat Persistent Pulmonary Hypertension of the Newborn

Potential to revolutionize nitric oxide therapy by eliminating need for cumbersome cylinders creating improved economics and safety in hospital setting

Will be subject to a 180-day review period by the FDA

Launch expected in 2Q 2021, pending approval

GARDEN CITY, N.Y., Nov. 11, 2020 (GLOBE NEWSWIRE) — Beyond Air, Inc. (NASDAQ: XAIR), a clinical-stage medical device and biopharmaceutical company focused on developing inhaled nitric oxide (NO) for the treatment of patients with respiratory conditions, including serious lung infections and pulmonary hypertension, and gaseous NO (gNO) for the treatment of solid tumors, today announced the submission of a premarket approval (PMA) application to the U.S. Food and Drug Administration (FDA) for its LungFit™ PH to treat persistent pulmonary hypertension of the newborn (PPHN). FDA guidelines allow for a 180-day review period for a PMA.

“The PMA filing for the LungFit™ PH system to treat PPHN is a significant milestone for our company, as it brings us one step closer to revolutionizing nitric oxide therapy by eliminating heavy, cumbersome nitric oxide cylinders. LungFit™ PH generates nitric oxide from ambient air and delivers it to a ventilator creating a safer and more convenient environment for patients and medical staff. Completing this PMA submission is the culmination of years of hard work and dedication from the Beyond Air team, and I am proud that we were able to achieve this despite the challenges of the ongoing COVID-19 pandemic. Pending approval, we anticipate a U.S. commercial launch for LungFit™ PH in the second quarter of 2021,” said Steve Lisi, Chairman and Chief Executive Officer of Beyond Air.

Beyond Air’s LungFit™* is a cylinder-free, phasic flow nitric oxide generator and delivery system and has been designated as a medical device by the FDA. The ventilator compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 part per million (ppm) to 80 ppm. The LungFit™ system could potentially replace large, high-pressure NO cylinders providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety with the elimination of NO2 purging steps, and other benefits. The LungFit™ can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g. COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g. NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

* Beyond Air’s LungFit™ is not approved for commercial use. Beyond Air’s LungFit™ is for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

PPHN is a lethal condition and secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator, is approved in dozens of countries to improve oxygenation and reduces the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

About Beyond Air, Inc.

Beyond Air, Inc. is a clinical-stage medical device and biopharmaceutical company developing a revolutionary NO Generator and Delivery System, LungFit™, that uses NO generated from ambient air to deliver precise amounts of NO to the lungs for the potential treatment of a variety of pulmonary diseases. The LungFit™ can generate up to 400 ppm of NO, for delivery either continuously or for a fixed amount of time and has the ability to either titrate dose on demand or maintain a constant dose. The Company is currently applying its therapeutic expertise to develop treatments for pulmonary hypertension in various settings, in addition to treatments for respiratory tract infections that are not effectively addressed with current standards of care. Beyond Air is currently advancing its revolutionary LungFit™ for clinical trials for the treatment of severe lung infections such as SARS-CoV-2 and nontuberculous mycobacteria (NTM). Additionally, Beyond Air is using ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About Nitric Oxide (NO)

Nitric Oxide (NO) is a powerful molecule, naturally synthesized in the human body, proven to play a critical role in a broad array of biological functions. In the airways, NO targets the vascular smooth muscle cells that surround the small resistance arteries in the lungs. Currently, exogenous inhaled NO is used in adult respiratory distress syndrome, post certain cardiac surgeries and persistent pulmonary hypertension of the newborn to treat hypoxemia. Additionally, NO is believed to play a key role in the innate immune system and in vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, including both gram-positive and gram-negative, but also against other diverse pathogens, including mycobacteria, viruses, fungi, yeast and parasites, and has the potential to eliminate multi-drug resistant strains.

Forward Looking Statements

This press release contains “forward-looking statements” concerning inhaled nitric-oxide and the Company’s LungFit™ product, including statements with regard to potential regulatory developments, the potential impact on patients and anticipated benefits associated with its use. Forward-looking statements include statements about our expectations, beliefs, or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “impacts,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: our approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; our ability to fund and the results of further pre-clinical and clinical trials; obtaining, maintaining and protecting intellectual property utilized by our products; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; the successful development of our product candidates, all of which are in early stages of development; obtaining regulatory approval for products; competition from others using technology similar to ours and others developing products for similar uses; our dependence on collaborators; our short operating history and other risks identified and described in more detail in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and other filings with the SEC, all of which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Steven Lisi, Chief Executive Officer

Beyond Air, Inc.

Slisi@beyondair.net

Maria Yonkoski, Head of Investor Relations

Beyond Air, Inc.

Myonkoski@beyondair.net

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577